FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this "First Amendment") entered into as of October 31, 2025 (the "Amendment Effective Date"), by and between AEI INCOME & GROWTH FUND 25, LLC, a Delaware limited liability company ("Seller") and OPUS REAL ESTATE LLC, an Illinois limited liability company, or its assigns ("Buyer").

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated effective October 1, 2025 (the "Purchase Agreement"), pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller, under the terms and conditions thereof, all of Seller's right, title and interest in and to that certain property located at 1016 North Route 59, Aurora, Illinois 60504, and Sellers' interest in Lease as described therein (the "Property") as legally described on Exhibit A attached hereto; and

WHEREAS, Seller and Buyer desire to amend the Purchase Agreement, as more particularly set forth in this First Amendment.
NOW, THEREFORE, in consideration of the premises and the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

  Recitals; Definitions. The foregoing recitals are hereby incorporated by this reference. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement.

  Extension of Review Period. The Purchase Agreement is hereby amended to reflect that Seller is hereby granting Buyer an extension of the Review Period under Section 5 of the Purchase Agreement, which shall now expire on November 14, 2025 ("Extended Due Diligence Period"). Notwithstanding the Extended Due Diligence Period, and provided Buyer has not terminated the Purchase Agreement on or before expiration of the Extended Due Diligence Period hereunder, the Closing Date shall remain December 2, 2025, unless Buyer and Seller otherwise agree to an earlier or later Closing Date in accordance with the Purchase Agreement.

  Confirmation of Certain Due Diligence. Buyer confirms that it has received and accepted the Estoppel from tenant and this condition of the Purchase Agreement has been satisfied. Buyer has requested an affidavit regarding rental payments from the tenant ("Rent Affidavit"), the form of which is attached hereto as Exhibit B and approved by the parties. Seller shall execute and deliver the Rent Affidavit prior to the expiration of the Extended Due Diligence Period, and the Rent Affidavit shall be deemed to satisfy Buyer's inquiry regarding the timeliness tenant's rent payments under the Lease.

  Full Force and Effect. Except as expressly amended by this First Amendment, the Purchase Agreement shall continue in full force and effect.

  Counterparts/Electronic Signatures. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. This First Amendment may be delivered by facsimile or e-mail transmission.

  Provisions Binding. All rights and liabilities given to or imposed upon Seller and Buyer in the Purchase Agreement, as modified by this First Amendment, shall extend to, be binding upon, and inure to the benefit of Seller and Buyer and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment to Purchase and Sale Agreement effective as of the date first set forth above.
SELLER:

AEI INCOME & GROWTH FUND 25, LLC
a Delaware limited liability company

By:

AEI Fund Management XXI, Inc. a Minnesota corporation
Its:
Manager

By: /s/ Marni Nygard

Oct 31, 2025
Name: Marni Nygard Title: President

BUYER:

OPUS REAL ESTATE LLC
an Illinois limited liability company

By:

Name: Basharat A. Laghari
Title:  Manager

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment to Purchase and Sale Agreement effective as of the date first set forth above.

SELLER:

AEI INCOME & GROWTH FUND 25, LLC
a Delaware limited liability company

By:
AEI Fund Management XXI, Inc. a Minnesota corporation
Its:
Manager

By

Name: Marni Nygard
Title:  President

BUYER:

OPUS REAL ESTATE LLC
an Illinois limited liability company

  By:/s/ Basharat Laghari 11-3-2025
 Name:Basharat A. Laghari

Title:  Manager

EXHIBIT A
Legal Description
Real property in the City of Aurora, County of Du Page, State of Illinois, described as follows: Parcel 1:
Lot 1 in Meridian Business Campus Phase 2 Unit 8, being a Subdivision in Section 16, Township 38 North, Range 9, East of the Third Principal Meridian, according to the Plat thereofrecorded October 30, 1998 as Document R98-226549, in Du Page County, Illinois.

Parcel 2:
Easement for the benefit of Parcel 1 as created by Declaration of Covenants, Conditions and Restrictions recorded January 6, 1999 as Document R99-002872 made by MBC Partners, LP. for access between the adjoining lots and public highways as shown as 32 foot ingress and egress easement on the Plat attached thereto as Exhibit B.

EXHIBIT B
Form of Rent Affidavit AFFIDAVIT REGARDING RENT ROLL
STATE OF MINNESOTA
)
) ss.
COUNTY OF RAMSEY
)

Marni Nygard, being first duly sworn, on oath says that:

1. I am the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the Manager of AEI National Income & Growth Fund 25, LC, a Delaware limited liability company ("AEI") and has knowledge of the facts contained herein.

  AEI is the fee owner ofreal property located at 1016 North Route 59, Aurora, Illinois 60504 (the "Real Property").

  Attached hereto as Exhibit A is the rent roll for the Real Property dated October 20, 2025 ("Rent Roll").

  Attached hereto as Exhibit Bis a ledger of the rent payments received from the tenant of the Real Property for January through October 2025 ("Ledger").

  I have reviewed the Rent Roll and the Ledger and confirm that each is an accurate reflection of the rent charged to the Real Property and paid monthly by the tenant.

  I have reviewed the payment history for the Real Property and confirm that rental payments are received timely.

Marni Nygard, President

Subscribed and sworn to before me this

day of October, 2025.

Signature of Notary Public

THIS INSTRUMENT WAS DRAFTED BY:
Jodie Leigh Grabarski Grabarski Law PLLC
2233 Hamline Avenue North Suite 412
Roseville, MN 55113

EXHIBIT A
to Affidavit of Rent Roll

EXHIBITB
to Affidavit of Rent Roll